Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Combined Proxy Statement/Prospectus and “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the incorporation by reference of our reports dated:

•	December 21, 2009 with respect to the financial statements and financial highlights of Columbia Seligman Global Technology Fund included in the Annual Report for the year ended October 31, 2009;
•

February 22, 2010 with respect to the financial statements and financial highlights of RiverSource LaSalle International Real Estate Fund, Inc., RiverSource LaSalle Global Real Estate Fund, and RiverSource LaSalle Monthly Dividend Real Estate Fund included in the Annual Reports for the year ended December 31, 2009;

•	May 21, 2010 with respect to the financial statements and financial highlights of RiverSource Precious Metals and Mining Fund included in the Annual Report for the year ended March 31, 2010; and
•	August 20, 2010 with respect to the financial statements and financial highlights of RiverSource Real Estate Fund included in the Annual Report for the year ended June 30, 2010 incorporated by reference into the Registration Statement (Form N-14) as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

October 28, 2010